UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 28, 2014

Burlington Stores, Inc.

(Exact Name of Registrant As Specified In Charter)

Delaware	001-36107	80-0895227
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1830 Route 130 North

Burlington, New Jersey 08016

(Address of Principal Executive Offices, including Zip Code)

(609) 387-7800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On April 28, 2014, Burlington Stores, Inc. (the “Company”) filed with the Securities and Exchange Commission an amendment to a previously filed Registration Statement on Form S-1 relating to a proposed secondary offering of its common stock. In connection with the proposed offering, the Company provided certain information to potential investors in regards to the Company, and the Company is therefore including such information in this Current Report on Form 8-K pursuant to Regulation FD.

The Company’s first quarter of this fiscal year will end on May 3, 2014 and accordingly, its results for the full fiscal quarter are not yet available. The Company tracks comparable store sales growth on a daily basis and, as a result, is able to provide a current estimate for that metric based on available information to date. Accordingly, as of April 27, 2014, the Company’s comparable store sales for the first quarter of the fiscal year ending January 31, 2015 (“Fiscal 2014”) had increased 2.7% as compared to the first quarter of the fiscal year ending February 1, 2014.

The above information is based on preliminary data for twelve weeks of the first quarter, which has not been subjected to the Company’s normal quarter-end closing and review procedures. Because the preliminary information for this period is not for an entire fiscal period and will be subject to various factors such as completion of the Company’s quarter-end closing procedures, adjustments and other developments that may arise between now and the time the financial results for this period are finalized, it should not be viewed as a substitute for full interim financial statements prepared in accordance with accounting principles generally accepted in the United States. This data has been prepared by and is the responsibility of the Company’s management. The Company’s independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled or performed any procedures, and will not express an opinion or any other form of assurance with respect to this data. This preliminary information could change materially and is not necessarily indicative of the results to be achieved for the quarter ending May 3, 2014, the remainder of Fiscal 2014 or any future period. As a result of the foregoing considerations and the other limitations described herein, investors are cautioned not to place undue reliance on this preliminary financial information. See “Risk Factors,” and “Cautionary Statement Regarding Forward-Looking Statements,” in the Company’s most recently filed Annual Report on Form 10-K for information regarding factors that can cause our results of operations to differ materially from the estimates provided herein.

The information contained in this report is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of, or otherwise regarded as filed under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or in the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON STORES, INC.

/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr. Vice President and Treasurer

Date: April 28, 2014